EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of Saks Incorporated
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-103762) of Belk, Inc. of our report dated September 20, 2005 relating to the financial statements of Proffitt’s, which appears in the Current Report on Form 8-K/A of Belk, Inc. dated September 20, 2005.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama
September 20, 2005